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                                  EXHIBIT 10.11

                              FORBEARANCE AGREEMENT


         This Forbearance Agreement (the "Agreement"), made as of the 1st day of January, 2003, by and among Bank One, N.A., formerly known as American National Bank & Trust Company of Chicago (the "BANK"), and M-Wave, Inc., a Delaware corporation, and Poly Circuits, Inc., an Illinois corporation (M-Wave, Inc. and Poly Circuits Inc. hereinafter collectively referred to as the "BORROWER").

                                   WITNESSETH:

                  WHEREAS, Borrower has entered into a Loan Agreement, dated as of July 1, 2001 (as amended from time to time, the "LOAN AGREEMENT") with the Illinois Development Finance Authority (the "ISSUER"), a public body corporate and politic, pursuant to which Loan Agreement the Issuer has agreed to lend to the Borrower $8,100,000.00 to finance the costs of the Project (as defined in the Loan Agreement), which loan is evidenced by the PROMISSORY NOTE (as defined in the Loan Agreement).

                  WHEREAS, the Issuer entered into a Trust Indenture, dated as of July 1, 2001 (as amended from time to time, the "INDENTURE"), naming American National Bank and Trust Company of Chicago, an Illinois banking corporation, now known as Bank One, N.A., as trustee (together with any successor trustee under the Indenture, the "TRUSTEE").

                  WHEREAS, Pursuant to the Loan Agreement and the Indenture, the Issuer issued its $8,100,000 Variable Rate Demand Industrial Development Revenue Bonds (M-Wave Inc. Project), Series 2001 (the "BONDS");

         WHEREAS, to provide for payment of the Bonds, the Bank issued the Irrevocable Letter of Credit in the amount of $8,199,864 dated July 26, 2001 in favor of American National Bank and Trust Company of Chicago, as Trustee (the "LETTER OF Credit");

         WHEREAS, Borrower is obligated to reimburse the Bank for draws under the Letter of Credit pursuant to the Reimbursement Agreement dated as of July 26, 2001 between Bank and Borrower (the "REIMBURSEMENT AGREEMENT");

         WHEREAS, Borrower defaulted under the Reimbursement Agreement because of its failure to comply with the financial ratios set forth in Section 7.5 thereof, which defaults continue to the date hereof;

         WHEREAS, Borrower and Bank entered into a Forbearance Agreement dated November 22, 2002 pursuant to which Bank agreed to forbear from exercising certain of its remedies under the Reimbursement Agreement, through December 31, 2002; and


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         WHEREAS, Borrower and Bank wish to extend the period of forbearance by the Bank to August 31, 2003, subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein set forth, the parties hereto agree as follows:

         1. Recitals. The foregoing recitals are incorporated by reference into this Agreement and shall be binding upon the parties.

         2. Capitalized Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given them in the Loan Agreement, the Indenture, the Reimbursement Agreement and any other of the Operating Documents (as defined in the Reimbursement Agreement).

         3. Forbearance. Provided Borrower complies with all of the terms and conditions hereof in the time provided therefor, Bank agrees to forbear for the period from the date hereof to August 31, 2003 from pursuing its rights under the Reimbursement Agreement to give written notice to the Trustee as provided in
Section 601 of the Indenture to accelerate the maturity of the Bonds in accordance with Section 602 of the Indenture, and to declare all of the Obligations (as defined in the Reimbursement Agreement) immediately payable at the Default Rate (as defined in Section 3.1(b) of the Reimbursement Agreement. Nothing herein or in any negotiations in connection herewith shall be deemed to be a waiver of any other or future default by Borrower, nor shall any cure by Borrower of the current defaults terminate or invalidate any of the provisions hereof.

         4. Covenants of Borrowers. Borrower agrees that:

(a)      Borrower shall deposit in the Sinking Fund Account:

            (i) $1,500,000 on the earlier of (x) receipt by the Borrower of any federal tax refund or (y) April 30, 2003; and

            (ii) $500,000 on the earlier of (x) receipt by the Borrower of any state tax refund or (y) June 30, 2003; and

            (iii) $300,000 on the earlier of (x) receipt by Borrower of the proceeds of the sale of its real estate located at 215 Park Street, Bensenville, Illinois or (y) August 15, 2003. Nothing herein shall be deemed a consent by the Bank to any sale of real estate, as may be required under any of the Operating Documents.

(b) Borrower agrees that all funds deposited in the Sinking Fund Account may be used by the Bank in its sole discretion at any time to pay any of the Obligations and to allocate such payments among the Obligations as the Bank shall determine in its sole discretion. The Bank shall notify Borrower in writing of its use of such funds to pay any of the Obligations.

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(c)      Borrower shall not request and agrees that from the date hereof it shall not be entitled to any disbursement from the Project Fund for Costs of the Project or any other purpose without the prior written consent of the Bank, which consent shall be at Bank's sole discretion, whether or not an Event of Default (as defined in the Reimbursement Agreement) exists at the time of any request for such consent.

(d) Borrower shall take all action necessary to cause the Project Fund to be and remain pledged to Bank to secure the Obligations of Borrower to Bank under the Reimbursement Agreement, as provided in the Pledge Agreement relating to the Project Fund, executed and delivered by Borrower to Bank.

(e)      No other Event of Default shall occur under the Reimbursement
         Agreement.

         5. Waiver and Release of Claims. Borrower represents to the Bank that it has no defenses, setoffs, claims or counterclaims of any kind or nature whatsoever against the Bank in connection with the Bonds, the Letter of Credit, the Reimbursement Agreement or any of the Loan Documents, or any action taken or not taken by the Bank with respect thereto. Without limiting the generality of the foregoing, and in consideration of Bank's agreements hereunder, Borrower hereby releases and forever discharges the Bank, its affiliates and each of their officers, agents, employees, attorneys, insurers, successors and assigns (collectively the "Released Parties"), from and against any and all liabilities, rights, claims, losses, expenses or causes of action, known or unknown, arising out of any action or inaction by any of the Released Parties to the date hereof with respect to the Bonds, the Indenture, the Letter of Credit, the Reimbursement Agreement or any of the Loan Documents, or this Agreement, no matter in any way related thereto or arising in conjunction therewith. The Borrower also waives, releases and forever discharges the Released Parties and each of them from and against any and all known or unknown rights to setoff, defenses, claims, counterclaims, causes of action, and any other bar to the enforcement of this Agreement, the Bonds, the Indenture, the Letter of Credit, the Reimbursement Agreement or any of the Loan Documents.

         6. Disclaimer of Reliance. Borrower expressly disclaims any reliance on any oral representation made by the Released Parties or any of them in respect to the subject matter of this Agreement. Borrower acknowledges and agrees that the Bank is specifically relying upon the representations, warranties, releases and agreements contained herein, and that this Agreement is being executed by Borrower and delivered to the Bank as an inducement to the Bank to forbear from exercising remedies available to the Bank.

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         7. Notice. All notices and demands under and with respect to this
Agreement, if any, shall be in writing and shall be given as provided in the Reimbursement Agreement, except that notices to Bank shall be directed to:

                                Bank One, N.A.
                                120 South LaSalle Street
                                Chicago, Illinois 60603
                                Attn.: Peter J. Flory
                                       Sixth Floor

         8. Joint and Several Liability. The obligations of Borrower hereunder shall be joint and several.


         IN WITNESS WHEREOF, the parties named below have caused this Agreement to be executed as of the day and year first above written.



                                  LENDER:

                                           BANK ONE, N.A.


                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                  BORROWERS:

                                           M-WAVE, INC.


                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                           POLY CIRCUITS, INC.


                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------